Exhibit 10.5

EXECUTION COPY

Confidential Treatment Requested.
Confidential portions of this document have been redacted and have been separately filed with the Commission.

PURCHASE AGREEMENT REGARDING MILESTONE #9

Dated as of September 30, 2009

by and between

VERTEX PHARMACEUTICALS INCORPORATED

and

OLMSTED PARK S.A.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

i

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULES

Schedule 3.13   Vertex’s Address and Identification Numbers

Schedule 5.03(c) Purchaser Account Information

EXHIBITS

Exhibit A                Form of Bill of Sale

Exhibit B                Form of Financing Statement

Exhibit C                Form of Payment Direction

Exhibit D                Form of Legal Opinion of Vertex’s Counsel

ii

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

PURCHASE AGREEMENT REGARDING MILESTONE #9

This PURCHASE AGREEMENT REGARDING MILESTONE #9 (this “Agreement”) is made and entered into as of September 30, 2009 (the “Effective Date”) by and between Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Vertex”), and Olmsted Park S.A., a société anonyme governed by the laws of the Grand Duchy of Luxembourg (the “Purchaser”).

WHEREAS, Vertex has the right to receive a payment based on the achievement of a certain milestone under the Janssen Agreement described herein; and

WHEREAS, Vertex wishes to sell, assign, convey and transfer to the Purchaser, and the Purchaser wishes to purchase, acquire and accept from Vertex, the Purchased Interest described herein, upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01         Definitions.

The following terms, as used herein, shall have the following meanings:

“Adverse Effect” shall mean (i) an adverse effect on: (a) the legality, validity or enforceability of any of the Transaction Documents, the Janssen Agreement or the back-up security interest granted pursuant to Section 2.01(d); (b) the amount of the Milestone Payment; or (c) the timing of the payment of the Milestone Payment after achievement of the Milestone Event; or (ii) a material adverse effect on: (a) the right or ability of Vertex (or any permitted successor or assignee) to perform any of its obligations under any of the Transaction Documents or to consummate the transactions contemplated hereunder or thereunder; (b) the rights or remedies of the Purchaser under any of the Transaction Documents; or (c) the right or ability of Janssen (or any permitted successor or assignee) to perform any of its obligations under the Janssen Agreement that are related, directly or indirectly, to the achievement of the Milestone Event.

“Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person.  For purposes of this definition, “control” (or its derivatives) shall mean the possession, direct or indirect, of the power or ability to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting securities or beneficial interest, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Ancillary Janssen Documents” means the “Global Development Plan,” the “Supply Agreement” and the “Pharmacovigilance Agreement” as such terms are defined in Sections 1.41, 1.106, and 5.7, respectively, of the Janssen Agreement.

“Bankruptcy Event” shall mean the occurrence of any of the following:

(i)            Vertex or any of its Subsidiaries shall commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to all or substantially all of its debts, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets, or Vertex or any of its Subsidiaries shall make a general assignment for the benefit of its creditors;

(ii)           there shall be commenced against Vertex or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that remains undismissed or undischarged for a period of 90 calendar days;

(iii)          there shall be commenced against Vertex or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (a) all or any substantial portion of its assets and/or (b) the Milestone Payment, which results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within 45 calendar days from the entry thereof; or

(iv)          Vertex or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), clause (ii) or clause (iii) above.

“Bill of Sale” shall mean the bill of sale substantially in the form of Exhibit A.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day that is a legal holiday under the laws of the State of New York, The Commonwealth of Massachusetts or Luxembourg, or any day on which banking institutions located in the State of New York, The Commonwealth of Massachusetts or Luxembourg are authorized or required by law or other governmental action to close.

“Code” shall have the meaning set forth in Section 7.07(b).

“Confidential Information” shall mean, as it relates to any party (or its Affiliates) who provides information (the “Disclosing Party”) to the other party hereto, all information (whether written or oral, or in electronic or other form) furnished before or after the Effective Date concerning, or relating in any way, directly or indirectly, to the Disclosing Party or its Affiliates (including, in the case of the Purchaser, any of its equityholders) including the terms, conditions and provisions of this Agreement and any other Transaction Document, and in the case of information provided by Vertex or its Affiliates, relating to the Purchased Interest or the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Milestone Payment, including (i) any license, sublicense, assignment, product development, royalty, sale, supply or other agreements (including the Janssen Agreement) involving or relating in any way, directly or indirectly, to the Purchased Interest, the Milestone Payment or the circumstances giving rise to the Purchased Interest, and including all terms and conditions thereof and the identities of the parties thereto, (ii) any reports, data, materials or other documents of any kind relating in any way, directly or indirectly, to the Disclosing Party or its Affiliates, the Purchased Interest, the Milestone Payment or the circumstances giving rise to the Purchased Interest, and including reports, data, materials or other documents of any kind delivered pursuant to or under any of the agreements referred to in clause (i) above, and (iii) any inventions, devices, improvements, formulations, discoveries, compositions, ingredients, patents, patent applications, know-how, processes, trial results, research, developments or any other intellectual property, trade secrets or information involving or relating in any way, directly or indirectly, to the Purchased Interest or the circumstances giving rise to the Purchased Interest.  Notwithstanding the foregoing definition, “Confidential Information” shall not include information that is (v) independently developed or discovered by the Receiving Party without use of or access to any Confidential Information, as demonstrated by documentary evidence, (w) already in the public domain at the time the information is disclosed or has become part of the public domain after such disclosure through no breach of this Agreement, (x) lawfully obtainable from other sources, (y) required to be disclosed in any document to be filed with any Governmental Authority or (z) required to be disclosed by court or administrative order or under securities laws, rules and regulations applicable to any party hereto or pursuant to the rules and regulations of any stock exchange or stock market on which securities of Vertex or its Affiliates or the Purchaser or its Affiliates may be listed for trading.

“Discrepancy” shall have the meaning set forth in Section 2.02(b).

“Effective Date” shall have the meaning set forth in the preamble.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.04.

“Final Determination” shall have the meaning set forth in Section 7.07(e).

“Financing Statement” shall have the meaning set forth in Section 2.01(c).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and (2) the statements and pronouncements of the Financial Accounting Standards Board.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign).

“Janssen” shall mean Janssen Pharmaceutica, N.V., a Belgium corporation, including its successors and assigns.

“Janssen Agreement” shall mean the License, Development, Manufacturing and Commercialization Agreement by and between Vertex and Janssen effective as of June 30, 2006,

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

as such agreement is amended and in effect on the date hereof, together with the Janssen Consent and the Ancillary Janssen Documents, except as expressly set forth herein, as each may be amended and/or restated from time to time after the date hereof in accordance with the terms of this Agreement and any new, substitute or amended agreement by and between Vertex and Janssen relating to the Milestone Payment made after the date hereof in accordance with the terms of this Agreement.

“Janssen Consent” shall have the meaning in Section 3.03.

“Knowledge” shall mean, with respect to Vertex, the knowledge of any of the following officers or employees of Vertex: the Chief Executive Officer; the Chief Medical Officer; the General Counsel; the Chief Scientific Officer; the Chief Financial Officer; the Chief Commercial Officer; the Vice President and Corporate Controller; the Head, Business Development & Licensing; and the Deputy General Counsel.  An individual will be deemed to have “knowledge” of a particular fact or other matter if (i) such individual has or at any time had actual knowledge of such fact or other matter or (ii) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of his or her responsibilities in his or her capacity as an officer or employee of Vertex or in the course of conducting a reasonably diligent review concerning the existence thereof with any employee of Vertex or any of its Subsidiaries who, at the Effective Date, reports directly to such individual and who (x) has responsibilities or (y) would reasonably be expected to have actual knowledge of circumstances or other information, in each case, that would reasonably be expected to be pertinent to such fact or other matter.  Notwithstanding anything in this definition to the contrary, Vertex will be deemed to have knowledge of any fact or matter that is the subject of, or referred to within, any written notice it or any of its Subsidiaries has received (whether in hard copy, digital or electronic format).

“Lien” shall mean any lien, hypothecation, charge, instrument, license, preference, priority, security agreement, security interest, mortgage, option, right of first refusal, privilege, pledge, liability, covenant or order, or any encumbrance, restriction, right or claim of any other Person or Governmental Authority of any kind whatsoever, whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown, other than any of the above created solely in favor of the Purchaser by the Transaction Documents.

“Losses” shall mean, collectively, any and all claims, damages, losses, judgments, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), excluding punitive damages, except to the extent punitive damages are paid to a third party.

“Milestone Event” shall mean the milestone event numbered “9” set forth in the table in Section 9.2.1 of the Janssen Agreement.

“Milestone Payment” shall mean collectively (i) an amount equal to [***] due and payable to Vertex under Section 9.2.1 of the Janssen Agreement upon the occurrence of Milestone Event [***] due and payable to Vertex under Section 9.2.1 of the Janssen Agreement upon the occurrence of Milestone Event; (ii) the Purchaser’s Pro-Rata Portion of all additional amounts added to the Milestone Payment under any provision of the Janssen Agreement,

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

including any interest assessed in connection with a delay in the payment by Janssen of the Milestone Payment represented by the Purchased Interest pursuant to Section 9.10 of the Janssen Agreement; (iii) all accounts (as defined under the UCC) evidencing the rights to the payment and amount described in clauses (i) and (ii) above; and (iv) all proceeds (as defined under the UCC) of the foregoing.

“Payment Direction” shall have the meaning set forth in Section 2.06(b).

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization of any kind, but not including a Governmental Authority.

“Pro-Rata Portion” shall mean, with respect to Vertex, [***] and, with respect to the Purchaser, [***].

“Prohibited Amendment” shall mean any amendment, modification, restatement or supplement of any provision of the Janssen Agreement that changes in any way (i) the event underlying the Milestone Event, (ii) the amount of the Milestone Payment or (iii) the timing of the payment of the Milestone Payment by Janssen after achievement of the Milestone Event by Janssen.  For avoidance of doubt’ any termination of the Janssen Agreement shall not be deemed a Prohibited Amendment.

“Purchased Interest” shall mean collectively (i) an undivided 100% interest in the right to receive the Milestone Payment, (ii) the right to enforce directly against Janssen the right to payment of all or any portion of the Milestone Payment represented by the Purchased Interest when earned upon achievement of the Milestone Event pursuant to the Janssen Agreement, and (iii) the right to transfer or assign entitlement to all or a portion of the Milestone Payment represented by the Purchased Interest to third parties in accordance with the terms of this Agreement.

“Purchase Price” shall have the meaning set forth in Section 2.03.

“Purchaser” shall have the meaning set forth in the preamble and shall include its successors and assigns.

“Purchaser Account” shall have the meaning set forth in Section 5.03(c).

“Purchaser Indemnified Party” shall have the meaning set forth in Section 7.05(a).

“Recharacterization” shall have the meaning set forth in Section 2.01(d).

“Recipient” shall have the meaning set forth in Section 5.01(a).

“Report” shall have the meaning set forth in Section 3.16.

“Retained Milestone Payment” shall mean U.S. [***] of the total amount payable to Vertex or any of its Affiliates under Section 9.2.1 of the Janssen Agreement upon the occurrence of Milestone Event.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Section 9.2.2 Notice” shall have the meaning set forth in Section 5.04(b).

“Set-off” shall mean any set-off, rescission, counterclaim, defense, reduction or deduction of any kind.  Without limiting the generality of the foregoing, the term Set-off shall include the right by Janssen to reduce the amount of the Milestone Payment for any reason, including without limitation in connection with (i) a breach by Vertex of the Janssen Agreement, (ii) any anti stacking or similar rights with respect to payments to third parties for access to intellectual property rights or data, (iii) any discounted payment obligations in connection with third party sales of generic competitive products, (iv) any rights to credit against any payment obligations any costs, expenses or liabilities of Janssen under the Janssen Agreement, including with respect to (a) Global Development Costs (as defined in the Janssen Agreement), (b) any costs and expenses of patent prosecution, maintenance or enforcement, or (c) defense of third party infringement claims, or (v) any amounts paid or payable pursuant to any indemnification rights or obligations of Vertex or Janssen under the Janssen Agreement.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time be owned, directly or indirectly, by such Person or by another subsidiary of such Person or (ii) any other Person of which at least a majority voting interest (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another subsidiary of such Person.

“Third Party Claim” shall have the meaning set forth in Section 7.05(c).

“Transaction Documents” shall mean, collectively, this Agreement, the Bill of Sale and the Payment Direction.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Purchaser’s ownership interest in the Purchased Interest or of the back-up security interest granted pursuant to Section 2.01(d) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Vertex” shall have the meaning set forth in the preamble, and its permitted successors and assigns.

“Vertex Indemnified Party” shall have the meaning set forth in Section 7.05(b).

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE II
PURCHASE AND SALE OF THE PURCHASED INTEREST

Section 2.01         Purchase and Sale.

(a)           Subject to the terms and conditions of this Agreement, on the Effective Date Vertex hereby sells, assigns, transfers and conveys to the Purchaser and the Purchaser hereby purchases, acquires and accepts from Vertex all of Vertex’s right, title and interest in and to the Purchased Interest free and clear of any and all Liens.

(b)           Vertex and the Purchaser intend and agree that the sale, assignment, transfer and conveyance of the Purchased Interest under this Agreement shall be, and is, a true, absolute and irrevocable sale and assignment by Vertex to the Purchaser of the Purchased Interest and that such assignment and sale shall provide the Purchaser with the full benefits of ownership of the Purchased Interest.  Neither Vertex nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose characterized as, a financing transaction, borrowing or a loan from the Purchaser to Vertex.  Vertex waives any right to contest or otherwise assert that this Agreement is other than a true, absolute and irrevocable sale and assignment by Vertex to the Purchaser of the Purchased Interest under applicable law, which waiver shall be enforceable against Vertex in any bankruptcy, insolvency or similar proceeding relating to Vertex.  In view of the intention of the parties hereto that the sale of the Purchased Interest hereunder shall constitute a true sale thereof rather than a loan secured thereby, Vertex acknowledges and agrees that it has marked its books and records relating to the Purchased Interest to indicate the sale thereof to the Purchaser and will note in its financial statements that the Purchased Interest has been sold to the Purchaser.

(c)           Vertex hereby consents to the Purchaser recording and filing, at the Purchaser’s sole cost and expense, any financing statements (and continuation statements with respect to such financing statements when applicable) or other instruments and notices, in such manner and in such jurisdictions as in the Purchaser’s reasonable determination are necessary or appropriate to evidence the purchase, acquisition and acceptance by the Purchaser of the Purchased Interest and to perfect and maintain the perfection of (i) the Purchaser’s ownership interest in the Purchased Interest and (ii) the back-up security interest in the Purchased Interest granted by Vertex to the Purchaser pursuant to Section 2.01(d).  All such financing statements and continuation statements shall be in substantially the form set forth in Exhibit B with such changes as the Purchaser may reasonably request in furtherance of the foregoing (the “Financing Statement”).

(d)           Notwithstanding that Vertex and the Purchaser expressly intend for the sale, transfer, assignment and conveyance of the Purchased Interest to be a true and absolute sale and assignment, in the event that such sale and assignment shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law.  For this purpose and without being in derogation of the parties’ intention that the sale of the Purchased Interest shall constitute a true and absolute sale and assignment thereof, Vertex hereby grants to the Purchaser a security interest in all of Vertex’s right, title and interest in and to the Purchased Interest and all proceeds

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

thereof, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price, which security interest shall, upon the filing of a duly prepared financing statement in the appropriate filing office, be perfected and prior to all other Liens thereon.  In the case of any Recharacterization, the Purchaser shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.  In the case of any Recharacterization, each of Vertex and the Purchaser represents and warrants as to itself that each remittance of the Milestone Payment or any portion thereof or any other payment in respect of the Purchased Interest by or on behalf of Vertex to the Purchaser hereunder will have been (i) in payment of a debt incurred by Vertex in the ordinary course of business or financial affairs of Vertex and the Purchaser and (ii) made in the ordinary course of business or financial affairs of Vertex and the Purchaser.

Section 2.02         Entitlement to Payments.

(a)           Vertex agrees that the Purchaser is entitled to the Purchased Interest and the Purchaser may enforce directly against Janssen the right to payment of any portion of the Milestone Payment represented by the Purchased Interest when earned upon achievement of the Milestone Event pursuant to the Janssen Agreement.

(b)           For avoidance of doubt, the parties hereto understand and agree that if Janssen fails to pay the Milestone Payment in full when Vertex or the Purchaser reasonably believes the Milestone Payment is due under the Janssen Agreement, except for any Set-off made by Janssen against the Milestone Payment (each such unpaid amount, a “Discrepancy”), then Vertex shall not be obligated to pay to the Purchaser or otherwise compensate or make the Purchaser whole with respect to any such Discrepancy; provided, however, that nothing in this Section 2.02(b) shall limit or affect in any respect the rights of the Purchaser under Section 5.05 or of any Purchaser Indemnified Party under Section 7.05.  Notwithstanding the foregoing, in the event that the Milestone Payment is not paid in full by Janssen due to Janssen asserting or effecting a Set-off against the Milestone Payment pursuant to the Janssen Agreement (whether or not any such Set-off was disclosed hereunder) or Janssen otherwise does not, following the occurrence of the Milestone Event, pay the Milestone Payment in full due to any breach by Vertex of the Janssen Agreement, Vertex shall be liable for, and shall pay the Purchaser the amount of any such Set-off or Discrepancy on the date the Milestone Payment is paid or payable to the Purchaser hereunder, which in any event shall not exceed the amount of the Milestone Payment.  Vertex shall be entitled to any such amounts that it pays to Purchaser if Janssen subsequently pays such amount.

Section 2.03         Purchase Price.

In full consideration for the sale, assignment, transfer and conveyance of the Purchased Interest, and subject to the terms and conditions set forth herein, the Purchaser shall pay to Vertex on the Effective Date, the sum of U.S. $15,528,988 by wire transfer of immediately available funds to an account designated in writing by Vertex (the “Purchase Price”).

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 2.04         No Assumed Obligations.

The Purchaser is purchasing, acquiring and accepting only the Purchased Interest and the contractual rights and obligations set forth in this Agreement and is not assuming any liability or obligation of Vertex or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether under the Janssen Agreement or any Transaction Document or otherwise.  All such liabilities and obligations shall be retained by and remain obligations and liabilities of Vertex or its Affiliates (the “Excluded Liabilities and Obligations”).

Section 2.05         Excluded Assets.

Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchaser does not, by purchase, acquisition or acceptance of the rights granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of Vertex under the Janssen Agreement, including the Retained Milestone Payment, other than the Purchased Interest, or any other assets or rights of Vertex.  For avoidance of doubt, Vertex retains (i) an undivided 100% interest in the right to receive the Retained Milestone Payment, (ii) Vertex’s Pro-Rata Portion of all additional amounts added to the Milestone Payment under any provision of the Janssen Agreement, including any interest assessed in connection with a delay in the payment by Janssen of the Milestone Payment pursuant to Section 9.10 of the Janssen Agreement, (iii) the right to enforce directly against Janssen the right to payment of all or any portion of the Retained Milestone Payment when earned upon achievement of Milestone Event pursuant to the Janssen Agreement, (iv) the right to transfer or assign entitlement to all or a portion of the Retained Milestone Payment to third parties, and (v) the other contractual rights related thereto contained in the Janssen Agreement.

Section 2.06         Closing Deliverables.

Simultaneous with the closing of the transactions contemplated hereby on the Effective Date:

(a)           Bill of Sale.  Vertex and the Purchaser shall execute, and deliver to the other party hereto, the Bill of Sale.

(b)           Payment Direction.  Vertex shall sign and deliver to the Purchaser a copy of the irrevocable direction to Janssen to pay the Milestone Payment evidenced by the Purchased Interest directly to the Purchaser Account in the form set forth in Exhibit C (the “Payment Direction”).

(c)           Corporate Documents of Vertex.  An executive officer of Vertex shall sign and deliver to the Purchaser certificates dated as of the Effective Date: (i) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of Vertex authorizing and approving the execution, delivery and performance by Vertex of the Transaction Documents and the transactions contemplated herein and therein; (ii) setting forth the incumbency of the officer or officers of Vertex who have executed and delivered the Transaction Documents, including therein a signature specimen of each officer or officers; (iii) attaching copies, certified by such officer as true and complete, of each of the articles of organization and by-laws of Vertex as in effect on the Effective Date; and (iv) attaching copies, certified by such

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

officer as true and complete, of long form good standing certificates of the appropriate Governmental Authority of Vertex’s jurisdiction of incorporation, stating that Vertex is in good standing under the laws of such jurisdiction.

(d)           Other Documents and Financing Statements.  Vertex shall sign or deliver to the Purchaser such other certificates, documents and financing statements as the Purchaser may request, including the Financing Statement, to perfect and maintain the perfection of the Purchaser’s ownership interest in the Purchased Interest and the back-up security interest granted pursuant to Section 2.01(d).

(e)           The Purchaser shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC, transaction counsel to Vertex, in form and substance satisfactory to the Purchaser and its counsel to the effect set forth in Exhibit D.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF VERTEX

Vertex hereby represents and warrants to the Purchaser, as of the Effective Date, the following:

Section 3.01         Organization.

Vertex is a corporation duly incorporated, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.  Vertex has all corporate powers and all licenses, authorizations, consents and approvals of all Governmental Authorities required to carry on its business as now conducted.  Vertex is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect.

Section 3.02         Corporate Authorization.

Vertex has all necessary corporate power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  The Transaction Documents have been, or will be, when executed, duly authorized, executed and delivered by Vertex, and each Transaction Document constitutes, or will constitute, when executed, the legal, valid and binding obligation of Vertex, enforceable against Vertex in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 3.03         Governmental and Third Party Authorization.

The execution and delivery by Vertex of the Transaction Documents, and the performance by Vertex of its obligations and the consummation by Vertex of any of the transactions contemplated hereunder and thereunder, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any Person, except for (i) the filing of proper financing statements

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

under the UCC (ii) the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and (iii) the Janssen Consent.  Vertex has obtained prior to its execution and delivery of this Agreement the consent of Janssen required under Section 15.2 of the Janssen Agreement with respect to the assignment and transfer of all of Vertex’s right, title and interest in and to the Purchased Interest to the Purchaser and the consummation of the other transactions contemplated by the Transaction Documents (the “Janssen Consent”), which consent is in full force and effect.

Section 3.04         Ownership.

Vertex is the exclusive owner of the entire right, title (legal and equitable) and interest in and to the Purchased Interest, free and clear of all Liens.  Upon the sale, assignment, transfer and conveyance by Vertex of all of its right, title and interest in and to the Purchased Interest to the Purchaser, the Purchaser will acquire good and marketable title to the Purchased Interest free and clear of all Liens.  Upon the filing of an appropriate financing statement with the office of the Secretary of the Commonwealth of The Commonwealth of Massachusetts, there will have been duly filed all financing statements or other similar instruments or documents necessary under the applicable UCC (or any comparable law) of all applicable jurisdictions to perfect and maintain the perfection of the Purchaser’s ownership interest in the Purchased Interest and of the back-up security interest in the Purchased Interest granted by Vertex to the Purchaser pursuant to Section 2.01(d).

Section 3.05         Solvency.

Upon the sale of the Purchased Interest as contemplated by the Transaction Documents, (i) the fair saleable value of Vertex’s assets will be greater than the sum of its debts and other obligations, including contingent liabilities, (ii) the present fair saleable value of Vertex’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts and other obligations, including contingent liabilities, as they become absolute and matured, (iii) Vertex will be able to realize upon its assets and pay its debts and other obligations, including contingent obligations, as they mature, (iv) Vertex will not have unreasonably small capital with which to engage in its business, and (v) Vertex will not incur, nor does it have present plans or intentions to incur, debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured.

Section 3.06         No Litigation.

There is no (i) action, suit, arbitration proceeding, claim, investigation or other proceeding (whether civil, criminal, administrative or investigative) pending or, to the Knowledge of Vertex, threatened by or against Vertex or any of its Subsidiaries or, to the Knowledge of Vertex, pending or threatened by or against Janssen, at law or in equity, or (ii) inquiry or investigation (whether civil, criminal, administrative or investigative) by or before a Governmental Authority pending or, to the Knowledge of Vertex, threatened against Vertex or any of its Subsidiaries or, to the Knowledge of Vertex, pending or threatened against Janssen, which, in each case with respect to clause (i) or clause (ii) above, (A) if adversely determined, would reasonably be expected to have, individually or in the aggregate, an Adverse Effect, or (B) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by any of the Transaction Documents.  To

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

the Knowledge of Vertex, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, suit, arbitration, claim, investigation, proceeding or inquiry.

Section 3.07         Compliance with Laws.

None of Vertex or any of its Subsidiaries is (i) in violation of, or has violated or has been given notice of any violation, or, to the Knowledge of Vertex, is under investigation with respect to, or has been threatened to be charged with any violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license granted, issued or entered by, any Governmental Authority or (ii) subject to any judgment, order, writ, decree, permit or license granted, issued or entered by any Governmental Authority, in the case of both clause (i) and clause (ii) above, that would reasonably be expected to have, individually or in the aggregate, an Adverse Effect.  To the Knowledge of Vertex, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would constitute or result in a violation by Vertex or any of its Subsidiaries of, or a failure on the part of Vertex or any of its Subsidiaries to comply with, any such law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license granted, issued or entered by, any Governmental Authority, in each case, that would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect.

Section 3.08         No Conflicts.

Neither the execution and delivery of any of the Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or accelerate the performance provided by, in any respect, (A) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit, authorization or license of any Governmental Authority, to which Vertex or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any contract, agreement, commitment or instrument to which Vertex or any of its Subsidiaries is a party or by which Vertex or any of its Subsidiaries or any of their respective assets or properties is bound or committed or (C) any provisions of the articles of organization or by-laws (or other organizational or constitutional documents) of Vertex or any of its Subsidiaries; (ii) give rise to any right of termination, cancellation or acceleration of any right or obligation of Vertex or any of its Subsidiaries; (iii) except as provided in the Transaction Documents, result in the creation or imposition of any Lien on the Purchased Interest; or (iv) contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give to any other Person the right to terminate (provided, however, that neither the execution and delivery of any of the Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will prevent Janssen’s ability to terminate the Janssen Agreement under Section 13.2 thereof), or accelerate the performance provided by, in any respect, any provision of the Janssen Agreement; provided, however, that, in the case of clause (i)(B) or clause (ii), such contravention, conflict, breach, violation, default or acceleration would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 3.09         Broker’s Fees.

Vertex has not taken any action that would entitle any Person other than Morgan Stanley & Co. Incorporated (whose fees shall be paid by Vertex) to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 3.10         Subordination.

The claims and rights of the Purchaser created by any Transaction Document in and to the Purchased Interest are not and shall not, at any time, be subordinated by Vertex to any creditor of Vertex or any other Person or Governmental Authority.

Section 3.11         Janssen Agreement.

(a)           Other than the Janssen Agreement and the Transaction Documents, there is no contract, agreement or other arrangement (whether written or oral) to which either Vertex or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound or committed (i) that creates a Lien on the Purchased Interest or (ii) the breach, nonperformance, cancellation or termination of which would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect.

(b)           Vertex has provided the Purchaser a redacted copy of the Janssen Agreement (with the Ancillary Janssen Documents redacted) and a true, accurate and complete copy of each confidentiality agreement relating thereto and the Janssen Consent. The redacted copy of the Janssen Agreement provided by Vertex to the Purchaser as described above, together with information that has been publicly disclosed by Vertex or is otherwise publicly available, in each case, prior to the Effective Date, contains all of the material provisions of, and information contained in, the Janssen Agreement with respect to the Purchased Interest.  The redacted portions of the Janssen Agreement do not contain any provisions that would reasonably be expected to (i) result in an Adverse Effect or (ii) have a material adverse effect on the timing or likelihood of achievement of the Milestone Event. The Janssen Agreement constitutes the entire agreement between Vertex and Janssen (and their respective Affiliates) relating to the Purchased Interest.

(c)           The Janssen Agreement is the legal, valid and binding obligation of Vertex and, to the Knowledge of Vertex, Janssen, enforceable against Vertex and, to the Knowledge of Vertex, Janssen in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.  The execution, delivery and performance of the Janssen Agreement was and is within the corporate powers of Vertex and, to the Knowledge of Vertex, Janssen.  The Janssen Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, Vertex and, to the Knowledge of Vertex, Janssen.  There is no breach or default, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would constitute or give rise to a breach or default, in the performance of the Janssen Agreement by Vertex or, to the Knowledge of Vertex, Janssen, which breach, default, event or circumstance in either case would reasonably be expected to result, individually or in the aggregate, in an Adverse Effect or a material adverse effect on the timing or likelihood of achievement of the Milestone Event. To the Knowledge of Vertex, no event has occurred or

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

circumstance exists that (with or without notice or lapse of time, or both) would give either Janssen or Vertex the right to terminate the Janssen Agreement (except pursuant to Section 13.2 thereof).  From and after the Effective Date, the Purchaser shall be entitled to enforce directly against Janssen the right to payment of the Milestone Payment represented by the Purchased Interest when earned upon achievement of the Milestone Event pursuant to the Janssen Agreement.

(d)           Vertex (i) has not waived any rights or defaults under the Janssen Agreement and (ii) has not taken any action or omitted to take any action under the Janssen Agreement, in each case with respect to clause (i) and clause (ii), that materially adversely affects the Purchaser’s rights under any of the Transaction Documents, including Section 2.02 hereof.

(e)           Vertex has not received any notice and has no Knowledge (i) of Janssen’s intention to terminate the Janssen Agreement, in whole or in part, (ii) of Janssen’s intention to effectuate a Prohibited Amendment, (iii) of Janssen’s or any other Person’s or Governmental Authority’s (where applicable) intention to challenge the validity or enforceability of the Janssen Agreement or the obligation of Janssen to pay the Milestone Payment under the Janssen Agreement upon achievement of the Milestone Event or (iv) that Vertex or Janssen is in default of any of its material obligations under the Janssen Agreement.  Vertex (i) has no intention of terminating the Janssen Agreement and has not given Janssen any notice of termination of the Janssen Agreement, in whole or in part, and (ii) has no intention to effectuate a Prohibited Amendment and has not given Janssen any request to effectuate a Prohibited Amendment.

(f)            Except as provided in Sections 9.9 and 13.4.1 of the Janssen Agreement, Vertex is not a party to any agreement providing for or permitting a sharing of, or Set-off against, the Milestone Payment.

(g)           Vertex has all licenses, authorizations, consents and approvals of all Governmental Authorities required to exercise its rights and to perform its obligations under the Janssen Agreement.  The sale by Vertex of Vertex’s right, title and interest in and to the Purchased Interest to the Purchaser will not require the approval, consent, ratification, waiver, or other authorization of Janssen or any other Person or Governmental Authority under the Janssen Agreement or otherwise and will not constitute a breach of or default or event of default under the Janssen Agreement or any other agreement or law.

(h)           Vertex has not consented to an assignment (by operation of law or otherwise) by Janssen of any of Janssen’s rights or obligations under the Janssen Agreement with respect to the Purchased Interest, nor does Vertex have Knowledge of any such assignment (by operation of law or otherwise) by Janssen.

(i)            Neither Vertex nor Janssen has made any claim of indemnification under the Janssen Agreement nor, to the Knowledge of Vertex, have there been any events or circumstances that would give rise to a right of such claim by Vertex or Janssen.

(j)            Vertex received prior to the date hereof payment in full from Janssen (without any Set-offs by Janssen) for the milestone events numbered “1” through (and including) “5” set forth in the table in Section 9.2.1 of the Janssen Agreement, in each case in the full amount and within the time set forth in the Janssen Agreement.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(k)           No portion of the Milestone Payment was payable to Vertex or received by Vertex or any of its Affiliates on or prior to the date of this Agreement.

Section 3.12         No Set-offs.

Other than as set forth in Section 9.9 and Section 13.4.1 of the Janssen Agreement, Janssen has no right of Set-off under any contract (including the Janssen Agreement) or other agreement against the Milestone Payment payable to Vertex under the Janssen Agreement.  Janssen has not exercised, and, to Vertex’s Knowledge, Janssen has not had the right to exercise, and, to Vertex’s Knowledge, no event or condition exists that, upon notice or passage of time or both, would reasonably be expected to permit Janssen to exercise, any Set-off against the Milestone Payment payable to Vertex under the Janssen Agreement.

Section 3.13         UCC Representations and Warranties.

Vertex’s exact legal name is, and for the immediately preceding 10 years has been, “Vertex Pharmaceuticals Incorporated”.  The principal place of business and chief executive office of Vertex for the immediately preceding 10 years and the office where it keeps its books and records relating to the Purchased Interest are located at the address(es) set forth on Schedule 3.13 attached hereto.  Vertex’s Massachusetts organizational identification number and Federal Employer Identification Number are as set forth on Schedule 3.13 attached hereto.

Section 3.14         Taxes.

No deduction or withholding for or on account of any tax has been made, or was required under applicable law to be made, from any payment to Vertex under the Janssen Agreement.

Section 3.15         Intellectual Property.

(a)           Vertex has the right, whether by ownership or license, to grant Janssen the rights and licenses to the Vertex intellectual property rights described in the Janssen Agreement, including the Vertex Patent Rights, the Vertex Know-How, and Vertex’s rights under Joint Patent Rights (as such terms are defined in the Janssen Agreement), except where the failure to have such right to license would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect and to the Knowledge of Vertex, Janssen has full right and interest in the Janssen intellectual property rights described in the Janssen Agreement, including the Janssen Patent Rights, the Janssen Know-How (as such terms are defined in the Janssen Agreement), and Janssen’s rights under Joint Patent Rights, free and clear of all Liens, except where the failure to have full right and interest or the existence of such Liens would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect.

(b)           To the actual knowledge of any of the Vertex employees or officers listed in the definition of “Knowledge” herein, no third party owns any intellectual property rights that would necessarily be infringed, misappropriated or otherwise violated by the development, manufacture, use, sale or importation of a Compound, Product Candidate, or Combination Product (as such terms are defined in the Janssen Agreement).

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(c)           Except for the Vertex Patent Rights, Vertex Know-How, and Vertex’s rights under Joint Patent Rights, Vertex does not own or control any intellectual property rights that would be necessary to the achievement by Janssen of the Milestone Event.  Vertex does not own or control any intellectual property or data resulting from Additional Development Activities (as defined in the Janssen Agreement).

(d)           No claims have been made or, to the Knowledge of Vertex, threatened against Vertex since the “Effective Date” of the Janssen Agreement that any Compound, Product Candidate, Product, or Combination Product or the development, manufacture, use sale or importation thereof, infringes, misappropriates, or otherwise violates any intellectual property right of any third party, except where any such claim or claims would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect.

(e)           To the Knowledge of Vertex, no claims have been made or threatened against Janssen since the “Effective Date” of the Janssen Agreement that any Compound, Product Candidate, Product, or Combination Product or any use thereof by Janssen, infringes, misappropriates, or otherwise violates any intellectual property right of any third party, except where any such claim or claims would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect.

(f)            To the actual knowledge of any of the Vertex employees or officers listed in the definition of “Knowledge” herein, Janssen is currently not infringing, misappropriating, or otherwise violating in any respect any of Vertex’s intellectual property rights relating to the Compound or Product Candidate.

(g)           To the Knowledge of Vertex, the Vertex Patent Rights and Vertex’s interest in any Joint Patent Rights are valid and enforceable, and no third party is currently challenging, or has challenged, the validity or enforceability of any Vertex Patent Rights, Vertex Know-How, Vertex’s rights under Joint Patent Rights, Janssen Patent Rights, Janssen Know-How or Janssen’s rights under Joint Patent Rights in any respect, except where any such invalidity, unenforceability or challenge to validity or enforceability would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect.

(h)           All of the representations and warranties made by Vertex, in the Janssen Agreement were accurate and complete in all material respects as of the “Effective Date” of the Janssen Agreement, in each case subject to any qualifiers set forth therein.

Section 3.16         Certain Information.

Notwithstanding Section 4.07, all information provided or made available by or on behalf of Vertex or any of its Affiliates or representatives to L.E.K. Consulting LLC or any of its Affiliates or representatives in connection with the report prepared by L.E.K. Consulting LLC entitled “Telaprevir Milestone Assessment” dated July 8, 2009 (the “Report”), was, on the date so provided or made available to L.E.K. Consulting LLC, and is as of the Effective Date, true and correct in all material respects.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 3.17         Consolidation.

As of the Effective Date, Vertex does not believe that the Securities and Exchange Commission or GAAP requires Vertex to report its financial results on a consolidated basis with the financial results of the Purchaser as a result of Vertex entering into this Agreement or consummating the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to Vertex, as of the Effective Date, the following:

Section 4.01         Organization.

The Purchaser is a société anonyme, duly formed, validly existing and in good standing under the laws of the Grand Duchy of Luxembourg.  The Purchaser has all necessary powers and all licenses, authorizations, consents and approvals of all Governmental Authorities required to carry on its business as now conducted and to execute and deliver, and perform its obligations under, the Transaction Documents.

Section 4.02         Authorization.

The Purchaser has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations of the Purchaser to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  The Transaction Documents have been, or will be, when executed, duly authorized, executed and delivered by the Purchaser, and each Transaction Document constitutes, or will constitute, when executed, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 4.03         Governmental and Third Party Authorization.

The execution and delivery by the Purchaser of the Transaction Documents, and the performance by the Purchaser of its obligations and the consummation of any of the transactions contemplated hereunder and thereunder, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person.

Section 4.04         No Litigation.

There is no (i) action, suit, arbitration proceeding, claim, investigation or other proceeding (whether civil, criminal, administrative or investigative) pending, or, to the knowledge of the Purchaser, threatened by or against the Purchaser, at law or in equity, or (ii) inquiry or investigation (whether civil, criminal, administrative or investigative) by or before a Governmental Authority pending or, to the knowledge of the Purchaser, threatened against the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Purchaser, which, in each case with respect to clause (i) or clause (ii) above, (A) if adversely determined would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the right or ability of the Purchaser to perform any of its obligations under any of the Transaction Documents or to consummate the transactions contemplated hereunder or thereunder or (y) the rights or remedies of Vertex and its Affiliates under any of the Transaction Documents, or an adverse effect on the legality, validity or enforceability of any of the Transaction Documents, (B) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by any of the Transaction Documents.

Section 4.05         No Conflicts.

Neither the execution and delivery of any of the Transaction Documents nor the performance or consummation of the transactions contemplated hereby or thereby will contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or accelerate the performance provided by, in any respect, (i) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Purchaser or any of its assets or properties may be subject or bound, (ii) any contract, agreement, commitment or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed or (iii) any provisions of the organizational or constitutional documents of the Purchaser, except in the case of clause (ii) above, as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the right or ability of the Purchaser to perform any of its obligations under any of the Transaction Documents or to consummate the transactions contemplated hereunder or thereunder.

Section 4.06         Broker’s Fees.

The Purchaser has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 4.07         Access to Information.

The Purchaser acknowledges that it has (i) reviewed a redacted copy of the Janssen Agreement (with, for the avoidance of doubt, the Ancillary Janssen Documents redacted) and the Report (in reliance on the representations and warranties of Vertex set forth herein, including Section 3.11(b)) and (ii) had the opportunity to ask questions of, and to receive answers from, representatives of Vertex concerning the Janssen Agreement and the Milestone Payment.  The Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing, acquiring and accepting the Purchased Interest in accordance with the terms of this Agreement. The Purchaser acknowledges and agrees that (i) the Report was furnished to the Purchaser by Vertex for the Purchaser’s convenience, (ii) the Report was not prepared by Vertex, (iii) Vertex did not, and does not, adopt or endorse the contents of the Report, (iv) the Report constitutes the work product solely of L.E.K. Consulting LLC and (v) Vertex disclaims any representation, either express or implied, that the information in the Report is accurate or that the statements in the Report coincide with Vertex’s views.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE V
COVENANTS

The parties hereto covenant and agree as follows:

Section 5.01         Confidentiality; Public Announcement.

(a)           Except as otherwise required by law or the rules and regulations of any securities exchange or trading system or any Governmental Authority and except as otherwise set forth in this Section 5.01, any party who is provided or furnished with any Confidential Information (the “Recipient”) will, and will cause each of its Affiliates, directors, officers, employees, agents, representatives and similarly situated persons who receive such Confidential Information to, treat and hold as confidential and not disclose to any Person or Governmental Authority any and all Confidential Information furnished to it by the other Party, and to use any such Confidential Information only in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby.  Notwithstanding the foregoing, the Recipient may disclose such information on a need-to-know basis to its members, directors, employees, managers, officers, agents, brokers, advisors, lawyers, bankers, trustees and representatives (and, in the case of the Purchaser, also its actual and potential partners or equityholders (or their potential transferees), investors (including any holder of debt securities of the Purchaser and its agents and representatives), co-investors, insurers and insurance brokers, underwriters and financing parties) and potential transferees of the Purchased Interest; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such Confidential Information confidential pursuant to obligations of confidentiality no less onerous than those set forth herein.  Other than information (whether part of a report, notice or otherwise) specifically required to be provided by Vertex to the Purchaser under this Agreement, Vertex agrees not to provide the Purchaser with any Confidential Information without the prior written consent of the Purchaser.  Notwithstanding anything else to the contrary contained in this Agreement, if Vertex’s compliance with the prior sentence not to provide the Purchaser with Confidential Information (other than with respect to information specifically required to be provided by Vertex to the Purchaser under this Agreement) causes Vertex to be in breach of another provision of this Agreement, Vertex shall not be deemed to be in breach of such provision.

(b)           Vertex and the Purchaser acknowledge that each party hereto will not, after the execution of this Agreement, make a public announcement or filing with respect to the transactions contemplated by the Transaction Documents or reference or describe such transactions in an public announcement or filing, without the Purchaser or Vertex, as applicable, having a reasonable prior opportunity to review such public announcement or filing by the other party.  Any public disclosure regarding the transactions contemplated by the Transaction Documents shall be in a form mutually acceptable to the Purchaser and Vertex.  Either party hereto may, after compliance with the foregoing obligations, thereafter disclose any information contained in such public announcement or filing at any time without the consent of the other party hereto.

(c)           Except as required by applicable law, rule or regulation, neither Vertex nor any of its Affiliates shall disclose to any Person or Governmental Authority or use or include in any

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

public announcement or any public filing, the identity of any shareholders, members, directors or Affiliates of the Purchaser, without the prior written consent of such shareholder, member, director or Affiliate.

(d)           Notwithstanding anything to the contrary in this Agreement, Vertex shall have no obligation under this Agreement to provide the Purchaser with any information (whether part of a report, notice or otherwise) if disclosure by Vertex to the Purchaser of such information would constitute a breach by Vertex of any confidentiality obligation to Janssen or any other Person pursuant to the Janssen Agreement, as in effect on the date hereof.

Section 5.02         Further Assurances.

The Purchaser and Vertex agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable, or reasonably requested by the other party hereto, in each case at the expense of the Purchaser, in order to vest and maintain in the Purchaser good and marketable title in and to the Purchased Interest free and clear of all Liens, including the perfection and maintenance of perfection of the Purchaser’s ownership interest in the Purchased Interest and of the back-up security interest in the Purchased Interest granted by Vertex to the Purchaser pursuant to Section 2.01(d).

Section 5.03         Payments to Vertex on Account of the Purchased Interest.

(a)           Notwithstanding the terms of the Payment Direction, if Janssen or any other Person makes any payment to Vertex or any of its Subsidiaries or Affiliates on account of the Purchased Interest, then Vertex promptly, and in any event no later than three Business Days following the receipt by Vertex or such Subsidiary or Affiliate of such payment, shall remit such payment to the Purchaser Account pursuant to Section 5.03(c).

(b)           All payments made to Vertex (or any of its Subsidiaries or Affiliates) on account of the Purchased Interest shall be held by Vertex (or such Subsidiary or Affiliate) in trust for the benefit of the Purchaser until remitted to the Purchaser Account pursuant to Section 5.03(c) and Vertex or its Subsidiaries or Affiliates shall have no right, title or interest whatsoever in such amounts and shall not create or suffer to exist any Lien thereon.

(c)           Vertex shall make all payments to be made by Vertex pursuant to Section 2.02(b), Section 5.03(a) or Section 5.03(b) of this Agreement by wire transfer of immediately available funds, without Set-off, to the account set forth on Schedule 5.03(c) hereto (or to such other account as the Purchaser shall notify Vertex in writing from time to time) (the “Purchaser Account”).

Section 5.04         Janssen Agreement.

(a)           Vertex shall not, without the prior written consent of the Purchaser effectuate a Prohibited Amendment.

(b)           Subject to Section 5.01(d), Vertex will, within five calendar days following the receipt by Vertex from Janssen of notice received under Section 9.2.2 of the Janssen Agreement of the occurrence (or deemed occurrence) of the Milestone Event (a “Section 9.2.2 Notice”), (a)

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

deliver to the Purchaser a copy of such Section 9.2.2 Notice and (b) invoice Janssen for the full amount of the Milestone Payment resulting therefrom.

(c)           Subject to Section 5.01(d), if Vertex receives notice from Janssen or any other Person, terminating the Janssen Agreement, in whole or in part, then Vertex shall no later than ten Business Days following receipt of such notice give a written notice to the Purchaser including a copy of any written notice received from Janssen or the other relevant Person.

(d)           Without the prior written consent of the Purchaser, Vertex shall not, directly or indirectly, sell, assign, hypothecate or otherwise transfer the Janssen Agreement or any of its rights or obligations thereunder to any third party, including by operation of law or otherwise; provided, however, that Vertex may, without the consent of the Purchaser, directly or indirectly assign the Janssen Agreement or any of its rights or obligations thereunder to any third party with which it may merge or consolidate or to which it may sell all or substantially all of its assets.

Section 5.05         Termination of the Janssen Agreement.

If the Janssen Agreement is terminated, by either Janssen or Vertex, for any reason and the licenses granted to Janssen under Article 7 of the Janssen Agreement terminate, Vertex shall pay the Purchaser an amount equal to any portion of the Milestone Payment that has not been earned prior to the effective date of such termination of the Janssen Agreement, provided, however, that Vertex shall owe such payment to the Purchaser only if and when the Milestone Event is subsequently achieved (either by Vertex, Vertex’s licensee or successor or an acquiror of Vertex’s assets or rights related thereto).  For the avoidance of doubt, the expiration of the Janssen Agreement under Section 13.1 thereof shall not be deemed a termination of the Janssen Agreement.

Section 5.06         Notice of Certain Events.

(a)           In addition to, and not in limitation of, the other provisions of this Agreement, Vertex shall provide the Purchaser with written notice as promptly as practicable (and in any event within five Business Days) after becoming aware of the occurrence of a Bankruptcy Event; and

(b)           Vertex shall notify the Purchaser in writing not less than 30 days prior to any change in, or amendment or alteration of, Vertex’s (i) legal name, (ii) form or type of organization or corporate structure or (iii) jurisdiction of organization.

Section 5.07         Access to Certain Information.

(a)           If the Securities and Exchange Commission or GAAP requires Vertex to report its financial results on a consolidated basis with the financial results of the Purchaser, the Purchaser shall, for so long as the Securities and Exchange Commission or GAAP require such consolidation, use its reasonable best efforts to provide to, and to cooperate with Vertex or an independent accounting firm engaged by Vertex in connection with the collection of, financial records and financial information of the Purchaser as may be reasonably required by Vertex or such accounting firm.  Vertex shall be responsible for all costs, fees and expenses in connection

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

with the preparation of any financial statements or reports for any period or any audits in connection with the foregoing, and shall reimburse Purchaser from time to time promptly upon request for any reasonable costs, fees and expenses incurred by the Purchaser in connection with this Section 5.07.  For the avoidance of doubt, (i) the foregoing shall not require the Purchaser to maintain financial information or records in accordance with GAAP or prepare financial reports for any period; and (ii) Vertex shall not be responsible for any costs, fees and expenses in connection with the preparation of any financial statements or reports that the Purchaser prepares in the ordinary course of its business.

(b)           Vertex agrees that the Purchaser shall have no liability (whether direct or indirect, in contract or tort or otherwise) to any Vertex Indemnified Party for or in connection with any of the financial records or financial information provided by the Purchaser pursuant to Section 5.07(a) hereof except for Losses incurred by Vertex that are finally judicially determined to have resulted from actual fraud, gross negligence or willful misconduct on the part of the Purchaser.

ARTICLE VI
TERMINATION

Section 6.01         Termination Date.

This Agreement shall terminate on the date upon which the earlier of the following occurs: (i) the payment to the Purchaser of the Milestone Payment in full pursuant to the terms of the Transaction Documents; (ii) the expiration of the Janssen Agreement; or (iii) the termination of the Janssen Agreement where licenses granted to Janssen under Article 7 of the Janssen Agreement terminate.

Section 6.02         Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall become void and of no further force and effect, except for: (i) those rights and obligations that have accrued prior to the date of such termination, including the payment in accordance with the terms hereof of the Milestone Payment earned prior the date of such termination; (ii) in the event of termination of this Agreement pursuant to Section 6.01(iii), the right to payment of the Milestone Payment under Section 5.05, and Section 5.03, and Section 5.04(b); and (iii) Article I, Article VI and Article VII and Section 2.02(b) (but only the last sentence thereof), Section 5.01, and Section 5.07 (but only for the period ending 45 days after the end of the calendar quarter in which such termination occurred), shall survive the termination of this Agreement and there shall be no liability on the part of any party hereto, any of its Affiliates or controlling Persons or any of their respective officers, directors, shareholders, members, partners, controlling Persons, managers, agents or employees, other than as provided for in this Section 6.02.  Nothing contained in this Section 6.02 shall relieve any party hereto from liability for any breach of this Agreement that occurs prior to such termination.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE VII
MISCELLANEOUS

Section 7.01         Survival.

All representations and warranties made herein and in any other Transaction Document or any certificates delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall continue to survive until October 31, 2012; provided, however, that the representations and warranties contained in Sections 3.08 and 3.11 shall survive until the date that is one year after termination of this Agreement; provided, further, however, that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.04, 3.09, 3.10, 3.12 and 3.14 shall survive indefinitely; provided, further, however, that it is understood and agreed that, notwithstanding the survival provisions of this Section 7.01, all of the representations and warranties made by the parties hereto are made only as of the Effective Date.  The obligations of (a) Vertex to indemnify and hold harmless any Purchaser Indemnified Party under Section 7.05 and (b) the Purchaser to indemnify and hold harmless any Vertex Indemnified Party under Section 7.05, in each case shall terminate (i) when the applicable representation or warranty terminates pursuant to this Section 7.01, with respect to claims made pursuant to Section 7.05(a)(i) and Section 7.05(b)(i), as applicable, and (ii) 60 days after the expiration of the applicable statute of limitations (or waivers or extensions thereof), with respect to claims made pursuant to Section 7.05(a)(ii), Section 7.05(b)(ii), Section 7.05(b)(iii) or 7.05(b)(iv); provided, however, that, in each case, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which a Purchaser Indemnified Party or a Vertex Indemnified Party shall have, before the expiration of the applicable period, previously notified the indemnifying party pursuant to Section 7.05.

Section 7.02         Specific Performance.

Each of the parties hereto acknowledges that the other party hereto may have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents.  In such event, each of the parties hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement. Neither party hereto shall have any right to terminate this Agreement or any other Transaction Document as a result of any breach by the other party hereto hereof or thereof, but instead shall have the rights set forth in this Agreement, including this Article VII.

Section 7.03         Notices.

All notices, consents, waivers and communications hereunder given by any party hereto to the other party hereto shall be in writing, signed by the party hereto giving such notice and be deemed to have been duly given when (i) delivered by hand, (ii) sent by facsimile (with written confirmation of receipt) if sent during regular business hours on a Business Day (and, if not, then on the next succeeding Business Day), provided, however, that a copy is mailed by registered mail, return receipt requested, (iii) received by the addressee, if sent by nationally recognized overnight delivery service (receipt requested), or (iv) sent by email if sent during regular business hours on a Business Day (and, if not, then on the next succeeding Business Day), provided, however, that a copy is mailed by a nationally recognized overnight delivery service

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(provided, however, that delivery will not be deemed effective unless the addressee provides written confirmation of receipt by facsimile or return email (automatic email responses do not constitute confirmation)), in each case, to the applicable addresses, facsimile numbers and/or email addresses set forth below:

If to the Purchaser to:

Olmsted Park S.A.
20, rue de la Poste
L-2346 Luxembourg
Attention: Board of Directors

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attention: Stuart E. Leblang
Facsimile: (212) 872-1002
Email: sleblang@akingump.com

If to Vertex to:

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139
Attention:   Philippe Tinmouth

     Head, Business Development & Licensing

Facsimile: 617-444-6632
Email: phil_tinmouth@vrtx.com

with a copy (which shall not constitute notice) to:

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139
Attention:   Kenneth S. Boger, Esq.

     Senior Vice President and General Counsel

Facsimile: 617-444-7117
Email: ken_boger@vrtx.com

or to such other address or addresses, facsimile number or numbers or email address or addresses as the Purchaser or Vertex may from time to time designate by notice as provided herein, except that notices of such changes shall be effective only upon receipt.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 7.04         Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party shall be entitled to assign, directly or indirectly, any of its obligations and rights under any of the Transaction Documents, including by operation of law or otherwise, without the prior written consent of the other party; provided, however, that (i) Vertex may, without the consent of the Purchaser, assign any of its obligations or rights under the Transaction Documents to any other Person with which it may merge or consolidate or to which it may sell all or substantially all of its assets, provided that the assignee under such assignment agrees to be bound by the terms of the Transaction Documents and furnishes a written agreement to the Purchaser in form and substance reasonably satisfactory to the Purchaser to that effect, and (ii) Purchaser may assign this Agreement in its entirety without the consent of Vertex, provided, however, that the Purchaser shall give notice of any such assignment to Vertex after the occurrence thereof.  Vertex shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by the Purchaser.

Section 7.05         Indemnification.

(a)           Vertex hereby agrees to indemnify and hold harmless each of the Purchaser and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling Persons (each, a “Purchaser Indemnified Party”) from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses incurred or suffered by such Purchaser Indemnified Party arising out of (i) any breach of any representation, warranty or certification made by Vertex in any of the Transaction Documents or certificates given by Vertex in writing pursuant hereto or thereto, (ii) any breach of or default under any covenant or agreement by Vertex pursuant to any Transaction Document, and (iii) any fees, expenses, costs, liabilities or other amounts incurred or owed by Vertex to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement.  Any amounts due to any Purchaser Indemnified Party hereunder shall be payable by Vertex to such Purchaser Indemnified Party promptly upon demand.

(b)           The Purchaser agrees to indemnify and hold harmless each of Vertex and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling Persons (each, a “Vertex Indemnified Party”) from and against, and will pay to each Vertex Indemnified Party the amount of, any and all Losses incurred or suffered by such Vertex Indemnified Party arising out of (i) any breach of any representation, warranty or certification made by the Purchaser in any of the Transaction Documents or certificates given by the Purchaser in writing pursuant hereto or thereto, (ii) any breach of or default under any covenant or agreement by the Purchaser pursuant to any Transaction Document, (iii) any fees, expenses, costs, liabilities or other amounts incurred or owed by the Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement, and (iv) directly or indirectly, the use by Vertex of any of the financial records or financial information provided by the Purchaser pursuant to Section 5.07(a) hereof to the extent such Losses are finally

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

judicially determined to have resulted from actual fraud, gross negligence or willful misconduct on the part of the Purchaser.  Any amounts due to any Vertex Indemnified Party hereunder shall be payable by the Purchaser to such Vertex Indemnified Party upon demand.

(c)           In the event that (i) any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged by any Person not a party to this Agreement against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs (each, a “Third Party Claim”) or (ii) any indemnified party under this Agreement shall have a claim to be indemnified pursuant to the preceding paragraphs which does not involve a Third Party Claim, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, however, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7.05 unless, and only to the extent that, such omission actually and materially prejudiced the indemnifying party or results in the forfeiture of material substantive rights or defenses by the indemnifying party.  In case any Third Party Claim is brought against an indemnified party, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to notify the indemnified party promptly (but no later than 10 Business Days of receipt of notice thereof) that it elects to assume the defense thereof, with counsel, contractors and consultants of recognized standing and competence and reasonably satisfactory to such indemnified party, and, after such notice of its election to assume the defense, the indemnifying party will not be liable to such indemnified party under this Section 7.05 for any legal or other expenses (except as provided in the next sentence) subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate or ineffective due to actual or potential conflicts of interests between them in the reasonable determination of the indemnified party based on the advise of outside legal counsel.  The parties agree that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Losses by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party,

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

unless (x) such settlement, compromise or discharge, as the case may be, (A) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (C) does not impose any continuing obligation, injunctions or restrictions on any indemnified party, encumber any of the assets of any indemnified party or otherwise adversely affect any indemnified party potentially affected by such claim or proceeding and (y) the indemnifying party pays or causes to be paid all amounts arising out of such settlement, compromise or discharge concurrently with its effectiveness.

(d)           Except in the case of fraud or intentional breach, the indemnification afforded by this Section 7.05 shall be the sole and exclusive remedy for any and all Losses sustained or incurred by an indemnified party hereto in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party hereto in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party hereto pursuant to any Transaction Document.  Notwithstanding anything in this Agreement to the contrary, (i) in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, other than Section 5.04(a) of this Agreement, the breaching party agrees that the non-breaching party may be entitled to specific performance, injunctive or other equitable relief pursuant to Section 7.02, (ii) in no event shall Losses include special, indirect, incidental or consequential damages of the indemnified party, other than the payment of the Milestone Payment, and (iii) in no event shall either party, or its employees, officers, directors, agents, successors or assigns be liable for any Losses in the aggregate greater than the amount of the Milestone Payment.  For clarity, neither party hereto shall have any right to terminate this Agreement or any other Transaction Document as a result of any breach by the other party hereto hereof or thereof, but instead shall have the rights set forth in this Section 7.05 and Section 7.02.

Section 7.06         Independent Nature of Relationship.

(a)           The relationship between Vertex and the Purchaser is solely that of seller and purchaser, and neither Vertex nor the Purchaser has any fiduciary or other special relationship with the other or any of the other’s Affiliates.  Nothing contained herein or in any other Transaction Document shall be deemed to constitute Vertex and the Purchaser as a partnership, an association, a joint venture or other kind of entity or legal form.

(b)           No officer or employee of the Purchaser will be located at the premises of Vertex or any of its Affiliates.

(c)           None of Vertex and/or any of its Affiliates shall at any time obligate the Purchaser, or impose on the Purchaser any obligation, in any manner or with respect to any Person not a party hereto.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 7.07         Tax.

(a)           Notwithstanding the accounting treatment thereof, for United States federal, state and local tax purposes, Vertex and the Purchaser shall treat the transactions contemplated by the Transaction Documents as a sale for United States federal, state and local tax purposes, except as provided in Section 7.07(d) below.

(b)           Unless there is a change in applicable law or a Final Determination to the contrary, Vertex shall not take any position or action that is inconsistent with the position that any payments by Janssen to the Purchaser as contemplated by the Transaction Documents, including the Milestone Payment, are not subject to any U.S. withholding taxes pursuant to Sections 1441, 1442, 1445 or 1446 of the Internal Revenue Code of 1986, as amended (the “Code”).  If deduction or withholding by Vertex of any tax is required by law or a Final Determination from any payments to the Purchaser as contemplated by the Transaction Documents, including the Milestone Payment,  any amount so withheld and remitted to taxing authorities by Vertex and any interest or penalties thereon paid by Vertex shall be treated for purposes of this Agreement as if paid to the Purchaser and shall reduce the amount otherwise payable directly to the Purchaser, and if such amount cannot be subtracted from payments otherwise due to the Purchaser, the Purchaser shall repay Vertex for any such amounts within 10 Business Days following demand therefor, which demand shall be not earlier than delivery of the documentation required by the last sentence of this paragraph.  If Vertex is required by law or a Final Determination to make a deduction or withholding, it shall make that deduction or withholding and any payment required in connection with that deduction or withholding within the time allowed or, if later, promptly upon determination that such payment is owed, and in the minimum amount required by law.  Within 10 Business Days of making either a deduction or withholding or any payment required in connection with that deduction or withholding, Vertex shall deliver to the Purchaser reasonable evidence that the deduction or withholding has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority. Vertex shall notify the Purchaser as soon as reasonably practicable after becoming aware that any payments to the Purchaser as contemplated by the Transaction Documents, including the Milestone Payment, are reasonably likely to be subject to deduction or withholding for taxes.

(c)           Notwithstanding anything to the contrary contained in the Transaction Documents, in no event shall Vertex indemnify or hold harmless any Purchaser Indemnified Party for any reduction in payments to the Purchaser as contemplated by the Transaction Documents, including the Milestone Payment, attributable to any taxes, except for taxes imposed on Vertex by the United States or other jurisdictions in which Vertex is treated as resident for tax purposes that are calculated by reference to the net income received or receivable by Vertex nor shall such reduction be deemed a Set-off or Discrepancy under the Transaction Documents or give rise to any liability or obligation of Vertex to pay the Purchaser the amount of such reduction under Section 2.02(b) or otherwise.

(d)           The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 7.07 on any tax return or in any audit or other administrative or judicial proceeding unless (i) the other party hereto has consented to such actions or (ii) the party hereto that contemplates taking such an inconsistent position has been advised by nationally recognized tax counsel in writing that there is no “reasonable basis” (within the meaning of Treasury

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Regulation Section 1.6662-3(b)(3)) for the position specified in this Section 7.07 or that such position is an “unreasonable position” within the meaning of Section 6694(a)(2) of the Code; provided, however, that notwithstanding this Section 7.07(d), the parties agree not to take any position that is inconsistent with Section 7.07(a) on any tax return or in any audit or other administrative or judicial proceeding unless (i) the other party has consented to such actions or (ii) there is a change in applicable law or a Final Determination to the contrary.  If there is an inquiry by any Governmental Authority of Vertex or the Purchaser related to this Section 7.07, the parties hereto shall cooperate with each other in responding to such inquiry in a reasonable manner consistent with this Section 7.07.

(e)           “Final Determination” means a final administrative decision, a judicial decision or an agreement by the Purchaser pursuant to Section 7.07(e)(2) or by Vertex pursuant to Section 7.07(e)(4), that Vertex is required to withhold taxes from any payments to the Purchaser as contemplated by the Transaction Documents, including the Milestone Payment, any such decision or agreement to be conducted in accordance with the following provisions of this Section 7.07(e):

(1)           Vertex agrees to give written notice (the “Initial Notice”) to the Purchaser of any notice received by Vertex that involves the assertion of any claim, or the commencement of any audit, suit, action or proceeding relating to withholding taxes on any payments to the Purchaser contemplated by the Transaction Documents, including the Milestone Payment, (a “Withholding Tax Claim”) within 10 days of such receipt or such earlier time as would allow the Purchaser to timely respond to such Withholding Tax Claim. Vertex will give the Purchaser such information with respect to the Withholding Tax Claim as the Purchaser may reasonably request.  Failure to provide the Purchaser with notice and information with respect to a Withholding Tax Claim within a sufficient period of time and in reasonably sufficient detail to allow the Purchaser to effectively contest such Withholding Tax Claim shall not affect the liability of the Purchaser to Vertex except to the extent that the Purchaser’s position is actually prejudiced as a result thereof.

(2)           The Purchaser may, upon written notice to Vertex given within 30 days of receipt of the Initial Notice, assume and control the defense of any Withholding Tax Claim at its own cost and expense and with its own counsel and may (i) pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any tax authority, or (ii) either (A) consent to taxes being withheld from the relevant payments, or (B) contest, settle or compromise the Withholding Tax Claim in any permissible manner.

(3)           If the Purchaser elects to exercise its right to control the defense of any Withholding Tax Claim pursuant to Section 7.07(e)(2) of this Agreement, (i) Vertex, its employees and its affiliates shall (A) cooperate with the Purchaser in connection with such defense of any Withholding Tax Claim and the pursuit of any related refund, (B) provide the Purchaser (and its employees and other agents) with any applicable powers of attorney reasonably requested and (C) take any actions reasonably requested by the Purchaser, and (ii) the Purchaser shall keep Vertex reasonably informed of all material developments and events relating to such Withholding Tax Claim, and permit Vertex to participate in (but not to control) the defense of any such Withholding Tax Claim

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(including participation in any relevant meetings and conference calls) at its own cost and expense and with its own counsel.

(4)           Any Withholding Tax Claim that the Purchaser does not elect to control pursuant to Section 7.07(e)(2) of this Agreement shall be controlled by Vertex and the Purchaser agrees to cooperate with Vertex in pursuing such contest, provided, however, that (i) Vertex shall keep the Purchaser informed of all material developments and events relating to such Withholding Tax Claim (including promptly forwarding copies to the Purchaser of any related correspondence) and shall use reasonable efforts to provide the Purchaser with an opportunity to review and comment on any material correspondence before Vertex sends such correspondence to any tax authority, and (ii) the Purchaser, at its own cost and expense and with its own counsel, shall have the right to participate in (including in any relevant meetings and conference calls) the defense of such Withholding Tax Claims.

(5)           The Purchaser and Vertex further agree to furnish or cause to be furnished to each other, upon request, in a timely manner, such information (including access to books and records) and assistance relating to Vertex as is reasonably necessary for the filing of any tax return or refund claim relating to any relevant taxes withheld or for the defense of any Withholding Tax Claim.

(f)            For purposes of this Section 7.07, a “change in applicable law” includes a change in regulations, a change in judicial interpretation or a change in other controlling legal authority.

Section 7.08         Entire Agreement.

This Agreement, together with the Schedule and Exhibits hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Schedule, Exhibits or other Transaction Documents) has been made or relied upon by either party hereto.  Neither this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.09         Governing Law.

(a)           This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.09(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.03.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 7.10         Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11         Severability.

If one or more provisions of this Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be enforceable in accordance with its terms.  Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 7.12         Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 7.13         Amendments; No Waivers.

(a)           Neither this Agreement nor any term or provision hereof may be amended, supplemented, altered, changed or modified except with the written consent of the parties hereto.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party hereto against whom such waiver is sought to be enforced.

(b)           No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.14         Interpretation.

(a)           Except as otherwise provided or unless the context otherwise requires, whenever used in this Agreement, (i) any noun or pronoun shall be deemed to include the plural and the singular, (ii) the use of masculine pronouns shall include the feminine and neuter, (iii) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “or” shall be inclusive and not exclusive, (v) all references to Sections refer to the Sections of this Agreement, all references to Schedule refer to the Schedule attached hereto or delivered with this Agreement, as appropriate, and all references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes, and (vi) each reference to “herein” means a reference to “in this Agreement”.

(b)           The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party hereto caused such provisions to be drafted.  Each of the parties hereto acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

(c)           Unless expressly provided otherwise, the measure of a period of one month or one year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided, however, that, if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date.  For example, one month following February 18th is March 18th, and one month following March 31 is May 1.

Section 7.15         Expenses.

Each of the parties hereto shall pay all of their own fees and expenses incurred in connection with the negotiation of and entering into, this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby; provided, however, that Vertex shall reimburse or pay, promptly upon request from the Purchaser, fifty percent (50%) of the reasonable and documented fees and expenses of the Purchaser, including reasonable and documented legal fees and expenses, incurred on behalf of the Purchaser in connection with the structuring, negotiation and entry into this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby up to a maximum of U.S. $250,000.00.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

[Signature page follows]

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Matthew W. Emmens
Name:	Matthew W. Emmens
Title:	Chairman, President and CEO

OLMSTED PARK S.A.

By:	/s/ Julia Vogelweith
Name:	Julia Vogelweith
Title:	Director

By:	/s/ Hille-Paul Schut
Name:	Hille-Paul Schut
Title:	Director

By:	/s/ Xavier de Cillia
Name:	Xavier de Cillia
Title:	Director